Exhibit 99.1

Greenlane Reports Preliminary Fourth Quarter and Full Year 2021 Financial Results and Announces Near-Term Investor Conference Participation
Q4 2021 Preliminary Revenue of Between $55.5 Million and $56.5 Million Up 54% Year-over-Year, Driven by an Increase in Sales of Greenlane Brands and the KushCo Merger

BOCA RATON, Fla., January 31, 2022 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced preliminary financial results for its fourth quarter and full year ended December 31, 2021, which reflects the first full quarter of combined operations following the successful merger of Greenlane and KushCo Holdings, Inc. (“KushCo”), which was completed on August 31, 2021. The Company also announced a preliminary investor conference schedule for the next couple of months.

Preliminary Estimated and Unaudited Fourth Quarter and Full Year 2021 Financial Data:

On a preliminary (unaudited) basis, the Company anticipates net sales of between approximately $55.5 million and $56.5 million for the fourth quarter and between approximately $165.5 million and $166.5 million for the full year ended December 31, 2021.

The 54% year-over-year increase in net sales was primarily driven by an increase in sales of Greenlane Brands, as well as the KushCo merger.

In addition, the Company anticipates gross margins of between 18% and 20% for the fourth quarter and between approximately 15% and 16% for the full year ended December 31, 2021.

The Company expects to host a conference call on or before March 30, 2022, to discuss the results of its fourth quarter and full year ended December 31, 2021.

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months and full year ended December 31, 2021. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided. Greenlane’s independent registered public accounting firm, Marcum LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s fourth quarter 2021 results when such results are disclosed in Greenlane’s Annual Report on Form 10-K for the three months and full year ended December 31, 2021.

Near-Term Investor Conference Schedule:

The Company’s CEO Nick Kovacevich and CFO Bill Mote are scheduled to participate—and meet with investors and analysts—at the following upcoming investor conferences:

•34th Annual ROTH Conference (March 14-15, 2022)

•Benzinga Cannabis Capital Conference (April 20-21, 2022)

All presentations and panels that offer webcast availability can be viewed in the investor relations section of the Company’s website at investor.gnln.com. To schedule a one-on-one meeting, request a conference invitation or receive additional information, please contact Greenlane’s investor relations at ir@greenlane.com or 714-539-7653. To be added to the Company’s email distribution list, please email ir@greenlane.com with "Greenlane" in the subject line.

Management Commentary
“We are excited to have finally completed our first full quarter following the KushCo merger, and to begin to reap many of the synergies and integration milestones we identified last year,” said Nick Kovacevich, CEO of Greenlane. “In roughly four months, we have consolidated our infrastructure, achieved approximately $8 million in cost saving synergies, secured an $8 million bridge loan, launched exciting new products including the Oraflex™ spoon pipe by EYCE, and completed the acquisition of DaVinci. Now that a lot of the integration is behind us, we are poised to realize the meaningful expected revenue synergies from the merger and scaling the business through our house of brands strategy. In line with that, we will be aggressively attending investor events and engaging with the investor community to shed a broader light on the unique work Greenlane is doing and why we believe it remains an attractive investment for any investor looking for indirect exposure to the booming U.S. cannabis industry.”

Kovacevich continued: “As a Nasdaq-listed company serving 22 of the top 25 U.S. multi-state operators, as ranked by New Cannabis Ventures, Greenlane is positioned as one of the leading ways to invest in the U.S. cannabis industry, without having to worry about interstate commerce restrictions or going through a stock exchange other than the major U.S. exchanges. We are virtually the only company building a house of brands on the ancillary non-plant-touching side, which we believe will ultimately create defensibility in our business, enhance our cross-selling opportunities, generate stronger margins and profitability, and allow for rapid scale globally without the need for federal legalization. We welcome the opportunity to interface and meet with all investors interested in learning more about this new Greenlane and how it can serve as a key investment vehicle in an industry that is growing rapidly every year.”

About Greenlane Holdings, Inc.
Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands, third-party brand accelerator, and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers’ growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,000 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading multi-state operators, licensed producers, and brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including EYCE silicone silicon pipes, DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Forward Looking Statements
Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating: to the current and future performance of the Company’s business, including revenue, sales, margin, profitability and cross-selling opportunities; the launch of new products and the scaling of the Company’s operations; the progress made in integration efforts and the achievement of cost synergies following the merger with KushCo; the Company’s financing and personnel strategies; and the impacts of acquisitions and other similar transactions. Actual results or performance may also be impacted by, among other factors: the impact of the ongoing COVID-19 pandemic on the Company's business; growth in demand for the Company’s products; growth in the market for cannabis and nicotine; the Company’s marketing and commercialization efforts; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@greenlane.com